EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into this 6th day of June, 1997, by and between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation having its principal executive office at 15880 North Greenway Hayden Loop, Suite 100, Scottsdale, Arizona 85260, (hereinafter referred to as "Company"), and MICHAEL G. HANNON (hereinafter referred to as the "Executive").

                                   WITNESSETH:


         WHEREAS, the Company desires to employ the Executive in an executive capacity and the Executive desires to enter the Company's employ.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings prescribed below:

         Accounting Firm shall have the meaning, assigned thereto in Section 11 hereof.

         Affiliate is used in this Agreement to define a relationship to a person or entity and means a person or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

         Agreement Payments shall have the meaning, assigned thereto in Section 11 hereof. Annual Bonus shall have the meaning, assigned thereto in Section 4.2 hereof. Base Salary shall have the meaning, assigned thereto in Section 4.1 hereof.



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         Beneficial  Owner  shall  have the  meaning  assigned  thereto  in Rule
13(d)-3 under the Exchange Act; provided, however, and without limitation, that any individual, corporation, partnership, group, association or other person or entity that has the right to acquire any Voting Stock at any time in the future, whether such right is (a) contingent or absolute or (b) exercisable presently or at any time in the future, pursuant to any agreement or understanding or upon the exercise or conversion of rights, options or warrants, or otherwise, shall be the Beneficial Owner of such Voting Stock.

         Cause shall have the meaning assigned thereto in Section 5.3 hereof.

         Change in Control of the  Company  shall be deemed to have  occurred if
(i) the Company merges or consolidates, or agrees to merge or to consolidate, with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company) and is not the surviving corporation (or survives as a subsidiary of another corporation), (ii) the Company sells, or agrees to sell, all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) any third person or entity (other than a trustee or committee of any qualified employee benefit plan of the Company) together with its Affiliates shall become or shall have publicly announced its intention to become (by tender offer or otherwise), directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of the Company or (v) the individuals who constitute the Board of Directors of the Company as of the Effective Date (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the Board of Directors; provided, that any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for the purposes of this Agreement, a member of the Incumbent Board.

         Code means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder, all as in effect from time to time during the Employment Period.

         Common Stock means the Company's common stock, par value $.0l per share.


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         Company means Allied Waste  Industries,  Inc., a Delaware  corporation.
the principal executive office of which is located at 15880 North Greenway Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

         Confidential  Information  shall have the meaning  assigned  thereto in
Section 8.2 hereof.

         Date of Termination means the earliest to occur of (i) the date of the Executive's death, (ii) the date on which the Executive terminates this Agreement for any reason other than Good Reason or (iii) the date of receipt of the Notice of Termination, or such later date as may be prescribed in the Notice of Termination in accordance with Section 5.6 hereof.

         Disability means an illness or other disability which prevents the Executive from discharging his responsibilities under this Agreement for a period of 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during the Employment Period, all as determined in good faith by the Board of Directors of the Company (or a committee thereof).

         Effective Date means June 6, 1997.

         Employment Period shall have the meaning assigned thereto in Section 3 hereof.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as in effect from time to time during the Employment Period.

         Executive means MICHAEL G. HANNON, an individual residing at 12285 North 102nd Street, Scottsdale, Arizona, 85260.

         Good Reason shall have the meaning assigned thereto in Section 5.5 hereof.

         Notice of  Termination  shall  have the  meaning  assigned  thereto  in
Section 5.6 hereof.


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         Overpayment  shall  have the  meaning  assigned  thereto  in Section 11 hereof.

         Payment shall have the meaning, assigned thereto in Section 11 hereof.

         Reduced Amount shall have the meaning, assigned thereto in Section 11 hereof.

         Underpayment shall have the meaning assigned thereto in Section 11 hereof.

         Vacation Time shall have the meaning assigned thereto in Section 4.3 hereof.

         Voting Stock means all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote per share, each reference to a proportion of the issued and outstanding shares of Voting Stock shall be deemed to refer to the proportion of the aggregate votes entitled to be cast by the issued and outstanding shares of Voting Stock.

         Without Cause shall have the meaning assigned thereto in Section 5.4 hereof.


2.       GENERAL DUTIES OF COMPANY AND EXECUTIVE.



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         2.1 The  Company  agrees to employ  the  Executive,  and the  Executive agrees to accept employment by the Company and to serve the Company as its Vice President, Acquisitions. The authority, duties and responsibilities of the Executive shall include those described in Schedule A to this Agreement, and such other or additional duties as may from time to time be assigned to the Executive by the Board of Directors (or a committee thereof) and agreed to by the Executive. While employed hereunder, the Executive shall devote reasonable time and attention during normal business hours to the affairs of the Company and use his best efforts to perform faithfully and efficiently his duties and responsibilities. The Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties and responsibilities.

         2.2 The Executive agrees and acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to do no act and to make no statement, oral or written, which would injure Company's business, its interests or its reputation.

         2.3 The Executive agrees to comply at all times during the Employment Period with all applicable policies, rules and regulations of the Company, including, without limitation, the Company's Code of Ethics and the Company's policy regarding, trading, in the Common Stock, as each is in effect from time to time during the Employment Period.

3. TERM. Unless sooner terminated pursuant to Section 5 of this Agreement, the Executive's Employment Period under this Agreement shall be a period of three
(3) years beginning on the Effective Date, provided that, beginning on the first anniversary of the Effective Date, the Employment Period shall be for a continuous period of two (2) years, such that on any given date thereafter, the Executive's Employment Period shall always be two (2) years from the date in question.

4.       COMPENSATION AND BENEFITS.

         4.1 Base Salary. As compensation for services to the Company, the Company shall pay to the Executive until the Date of Termination an annual base salary of $195,000 (the "Base Salary"). The Board of Directors (or a committee thereof), in its discretion, may increase the Base Salary based upon relevant circumstances. The Base Salary shall be payable in equal semimonthly installments or in accordance with the Company's established policy, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for insurance and other employee benefit plans.


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         4.2 Bonus.  In  addition to the Base  Salary,  the  Executive  shall be awarded, for each fiscal year until the Date of Termination, an annual bonus (either pursuant to a bonus or incentive plan or program of the Company or otherwise) in an amount to be determined by the Board of Directors (or a committee thereof, in its sole discretion (the "Annual Bonus"). Each such Annual Bonus shall be payable at a time to be determined by the Board of Directors (or a committee thereof) in its sole discretion.

         4.3 Vacation. Until the Date of Termination, the Executive shall be entitled to four weeks paid vacation during each one year period commencing on the Effective Date (the "Vacation Time"). Any Vacation Time not taken during the applicable one year period will not accrue and will expire on the applicable anniversary of the Effective Date.

         4.4 Automobile Allowance. Until the Date of Termination, the Executive shall receive an automobile allowance of $600.00 per month (the "Automobile Allowance"). The Board of Directors (or a committee thereof), in its discretion, may increase the Automobile Allowance based upon relevant circumstances.

         4.5 Club Membership Dues. Until the Date of Termination, the Executive shall receive an amount per month equal to the monthly membership dues which the Executive pays for one club or organization of Executive's choice.

         4.6 Incentive, Savings, Retirement and Stock Option Plans. Until the Date of Termination, the Executive to participate in and be eligible to receive all benefits under all executive incentive, savings, retirement and stock option plans and programs currently maintained or hereinafter established by the Company for the benefit of its executive officers and/or employees.

         4.7 Welfare Benefit Plan. Until the Date of Termination, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Company currently maintained or hereinafter established by the Company for the benefit of its employees. Such welfare benefit plans may include, without limitation, medical, dental, disability, group life, accidental death and travel accident insurance plans and programs.


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         4.8  Reimbursement  of Expenses.  The  Executive  may from time to time until the Date of Termination incur various business expenses customarily incurred by persons holding positions of like responsibility, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment Period, which does not necessarily allow reimbursement of all such expenses, the Company shall reimburse the Executive for such expenses from time to time, at the Executive's request, and the Executive shall account to the Company for all such expenses.

5.       TERMINATION.

         5.1 Death. This Agreement shall terminate automatically upon the Death of the Executive.

         5.2 Disability. The Company may terminate this Agreement, upon written notice to the Executive delivered in accordance with Sections 5.6 and 13.1 hereof, upon the Disability of the Executive.

         5.3 Cause. The Company may terminate this Agreement, upon written notice to the Executive delivered in accordance with Sections 5.6 and 13.1 hereof, for Cause. For purposes of this Agreement, "Cause" means (i) the conviction of the Executive for a felony, (ii) the Executive's willful refusal, without proper legal cause, to perform his duties and responsibilities as contemplated in this Agreement or (iii) the Executive's willful engaging in activities which would (A) constitute a breach of any term of this Agreement, the Company's Code of Ethics, the Company's policies regarding trading in the
Common Stock or reimbursement of business expenses or any other applicable policies, rules or regulations of the Company, or (B) result in a material injury to the business, condition (financial or otherwise), results of operations or prospects of the Company or its Affiliates (as determined in good faith by the Board of Directors of the Company or a committee thereof.

         5.4 Without Cause. The Company may terminate this Agreement Without Cause, upon written notice to the Executive delivered in accordance with Sections 5.6 and 13.1 hereof. For purposes of this Agreement, the Executive will be deemed to have been terminated "Without Cause" if the Executive is terminated by the Company for any reason other than Cause, Disability or Death.

         5.5 Good Reason. The Executive may terminate this Agreement for Good Reason, upon written notice to the Company delivered in accordance with Sections
5.6 and 13.1 hereof. For purposes of this Agreement, "Good Reason" means (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's duties or responsibilities as contemplated in this Agreement, (ii) any other action by the Company which results in a diminishment in the Executive's position (including status, offices, titles and reporting, requirements), authority, duties or responsibilities, (iii) any breach by the Company of any of the provisions of this Agreement, (iv) requiring the Executive to relocate permanently to any office or location other than the Phoenix-Scottsdale metropolitan area, without his consent, or (v) any reduction, or attempted reduction, at any time during the Employment Period, of the Base Salary of the Executive.

         5.6 Notice of Termination. Any termination of this Agreement by the Company for Cause, Without Cause or as a result of the Executive's Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 15 days after the giving of such notice).

6.       OBLIGATIONS OF COMPANY UPON TERMINATION.

         6.1 Cause, Other Than Good Reason. If this Agreement shall be terminated either by the Company for Cause or by the Executive for any reason other than Good Reason, the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the Executive's Base Salary (as in effect on the Date of Termination) through the Date of Termination, if not theretofore paid, and, in the case of compensation previously deferred by the Executive, all amounts of such compensation previously deferred and not yet paid by the Company. All other obligations of the Company and rights of the Executive hereunder shall terminate effective as of the Date of Termination.

         6.2 Death or Disability. (a) Subject to the provisions of this Section 6.2, if this Agreement is terminated as a result of the Executive's Death or Disability, the Company shall pay to the Executive or his estate, in a lump sum in cash within 30 days of the Date of Termination, the greater of (i) that portion of the Executive's Base Salary (as in effect on the Date of Termination) owing in respect of the balance of the Employment Period pursuant to Section 3 hereof or (ii) the Executive's Base Salary (as in effect on the Date of Termination). The Company may purchase insurance to cover all or any part of the obligation contemplated in the foregoing sentence, and the Executive agrees to submit to a physical examination to facilitate the procurement of such insurance. If the physical examination reveals that the Executive is uninsurable, such Death or Disability benefit referred to in the first sentence of this Section 6.2 shall not be provided, and the Executive shall be entitled to receive only those Death and Disability benefits to which the Executive is entitled under the Company's benefit plans.

         (b) Whenever compensation is payable to the Executive hereunder during a period in which he is partially or totally disabled, and such Disability would (except for the provisions hereof) entitle the Executive to Disability income or salary continuation payments from the Company according to the terms of any plan or program presently maintained or hereafter established by the Company, the Disability income or salary continuation paid to the Executive pursuant to any such plan or program shall be considered a portion of the payment to be made to the Executive pursuant to this Section 6.2 and shall not be in addition hereto. If Disability income is payable directly to the Executive by an insurance company under tile terms of an insurance policy paid for by the Company, the amounts paid to the Executive by such insurance company shall be considered a portion of the payment to be made to the Executive pursuant to this Section 6.2 and shall not be in addition hereto.

         6.3      Good Reason; Without Cause.        If  this   Agreement
shall  be  terminated   either  by  the Executive for Good Reason or by the
Company Without Cause:

         (a) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                  (1) if not theretofore paid, the Executive's Base Salary (as in effect on the Date of Termination) through the Date of Termination;

                  (2) in an amount equal to the largest Annual Bonus paid to the Executive out of the last three fiscal years preceding the Date of Termination; and

                  (3) in the case of compensation previously deferred by the Executive, all amounts of such compensation previously deferred and not yet paid by the Company;

         (b) the Company shall, promptly upon submission by the Executive of supporting, documentation, pay or reimburse to the Executive any costs and expenses (including, moving and relocation expenses) paid or incurred by the Executive which would have been payable under Section 4.8 of this Agreement if the Executive's employment had not terminated; and

         (c) until the expiration of the Employment Period pursuant to Section 3 hereof or of the 12 month period commencing on the Date of Termination, whichever is longer, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them under Section 4.7 if the Executive's employment had not been terminated; provided that if subsequent to the Date of Termination the Executive becomes an employee, consultant, agent, officer or director of any person or business entity that competes with, directly or indirectly, the Company, then the obligations of the Company under this subparagraph will terminate in all respects as of the date such relationship commences; and

         (d) the Company shall pay to the Executive, in equal semi-monthly installments the greater of (i) that portion of the Executive's Base Salary (as in effect on the Date of Termination) owing, in respect of the balance of the Employment Period pursuant to Section 3 hereof or (ii) the Executive's Base Salary (as in effect on the Date of Termination); provided that if subsequent to the Date of Termination the Executive becomes an employee, consultant, agent, officer or director of any person or business entity that competes with, directly or indirectly, the Company then the obligations of the Company under this subparagraph will terminate in all respects as of the date such relationship commences.

         6.4 Change in Control. If (a) this Agreement shall be terminated either by the Executive for Good Reason or by the Company Without Cause and (b) a Change in Control of the Company has occurred within the two-year period preceding, the Date of Termination, then, in addition to the obligations of the Company set forth in Section 6.3 hereof, the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, two times the sum of (x) the Executive's Base Salary (as in effect on the Date of Termination or such higher rate as may have been in effect at any time during the 90-day period preceding the Date of Termination) and (y) the Annual Bonus paid to the Executive for the last full fiscal year. This rights given to the Executive herein do not apply to the Change of Control of the Company which occurred when Apollo Advisors, L.P. and The Blackstone Group aacquired the Common Stock of Laidlaw Transportation, Inc.


7.       EXECUTIVE'S OBLIGATION TO AVOID CONFLICTS OF INTEREST.

         7.1 In keeping with the Executive's fiduciary duties to the Company, the Executive agrees that he shall not knowingly become involved in a conflict of interest with the Company, or upon discovery thereof, allow such a conflict to continue. The Executive further agrees to disclose to the Company, promptly after discovery, any facts or circumstances which might involve a conflict of interest with the Company.

         7.2 The Company and the Executive recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest". Moreover, the Company and the Executive recognize that there are many borderline situations. In some instances, full disclosure of facts by the Executive to the Company is all that is necessary to enable the Company to protect its interests. In others, if no improper motivation appears to exist and the Company's interests have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for the Company to terminate the employment relationship. The Company and the Executive agree that the Company's determination as to whether or not a conflict of interest exists shall be conclusive. The Company reserves the right to take such action as, in its judgment, will end the conflict of interest.



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         7.3 In this  connection,  it is  agreed  that any  direct  or  indirect
interest  in,   connection   with  or  benefit  from  any  outside   activities,
particularly commercial activities, which interest might in any way adversely affect the Company or its Affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of the Executive would or might arise, and which should be reported immediately to the Company, include, but are not limited to, the following:

         (a)  Ownership  of  a  material  interest  in  any  lender,   supplier,
contractor, subcontractor, customer or other entity with which the Company does business.

         (b) Acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent or the like, for any lender, supplier, contractor, subcontractor, customer or other entity with which the Company does business.

         (c) Acceptance, directly or indirectly, of payments, services or loans from a lender, supplier, contractor, subcontractor, customer or other entity with which the Company does business, including, without limitation, gifts, trips, entertainment or other favors of more than a nominal value, but excluding, loans from publicly held insurance companies and commercial or savings banks at market rates of interest.

         (d) Use of information or facilities to which the Executive has access in a manner which will be detrimental to the Company's interests, such as use for the Executive's own benefit of know-how or information developed through the Company's business activities.

         (e) Disclosure or other misuse of information of any kind obtained through the Executive's connection with the Company.

         (f) Acquiring or trading in, directly or indirectly, other properties or interests connected with the design or marketing of products or services designed or marketed by the Company.



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8.       EXECUTIVE'S CONFIDENTIALITY OBLIGATION.

         8.1 The Executive hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company and its Affiliates which shall at all times be regarded, treated and protected as such in accordance with this Section 8. The Executive acknowledges that all such Confidential Information is in the nature of a trade secret.

         8.2 For purposes of this Agreement, "Confidential Information" means information, which is used in the business of the Company or its Affiliates and
(i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iii) is designated as Confidential Information by the Company or its Affiliates, is known by the Executive to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company or its Affiliates, or (iv) is not generally known by non-Company personnel. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

         (a) Internal personnel and financial information of the Company or its Affiliates, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing, and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

         (b) Marketing and development plans, price and cost data, price and fee amounts, pricing, and billing, policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any acquisition prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

         (c) Names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

         (d) Confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

         8.3 As a consequence of the Executive's acquisition or anticipated acquisition of Confidential Information, the Executive shall occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. In view of the foregoing, and of the consideration to be provided to the Executive, the Executive agrees that it is reasonable and necessary that the Executive make each of the following covenants:

         (a) At any time during the Employment Period and thereafter, the Executive shall not disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out his duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Executive shall give notice of such proceedings to the Company).

         (b) At any time during the Employment Period and thereafter, the Executive shall not use, copy or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities as set forth in
Section 2 hereof, without first obtaining the Company's prior written consent.

         (c) On the Date of Termination, the Executive shall promptly deliver to the Company (or its designee) all written materials, records and documents made by the Executive or which came into his possession prior to or during the Employment Period concerning, the business or affairs of the Company or its Affiliates, including, without limitation, all materials containing Confidential Information.

9. DISCLOSURE OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS.

As part of the Executive's fiduciary duties to the Company, the Executive agrees that during his employment by the Company and for a period of three years following the Date of Termination, the Executive shall promptly disclose in writing, to the Company all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by the Executive, either individually or jointly with others, and which relate to the business, products or services of the Company or its Affiliates, irrespective of whether the Executive used the Company's time or facilities and irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by the Executive on the job, at home, or elsewhere. This obligation extends to all types of information, ideas and concepts, including, information, ideas and concepts relating to new types of services, corporate opportunities, acquisition prospects, the identity of key representatives within acquisition prospect organizations, prospective names or service marks for the Company's business activities, and the like.

10. OWNERSHIP OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS AND ALL ORIGINAL WORKS OF AUTHORSHIP.

         10.1 All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by the Executive or which are disclosed or made known to the Executive, individually or in conjunction with others, during the Executive's employment by the Company and which relate to the business, products or services of the Company or its Affiliates (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customers' organizations or within the organization of acquisition prospects, marketing and merchandising techniques, and prospective names and service marks) are and shall be the sole and exclusive property of the Company. Furthermore, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying, any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company.

         10.2 In particular, the Executive hereby specifically sells, assigns, transfers and conveys to the Company all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights which may be filed in respect thereof, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and service marks. The Executive shall assist the Company and its nominee at all times, during the Employment Period and thereafter, in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, which assistance shall include, but shall not be limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and any application for the registration of such names and service marks.

         10.3 In the event the Executive creates, during the Employment Period, any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as, videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company's business products or services, whether such work is created solely by the Executive or jointly with others, the Company) shall be deemed the author of such work if the work is prepared by the Executive in the scope of his employment; or, if the work is not prepared by the Executive within the scope of his employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be work made for hire, and the Company shall be the author of such work. If such work is neither prepared by the Executive within the scope of his employment nor a work specially ordered and deemed to be a work made for hire, then the Executive hereby agrees to sell, transfer, assign and convey, and by these presents, does sell, transfer, assign and convey, to the Company all of the Executive's worldwide right, title and interest in and to such work and all rights of copyright therein. The Executive agrees to assist the Company and its Affiliates, at all times, during the Employment Period and thereafter, in the protection of the Company's worldwide right, title and interest in and to such work and all rights of copyright therein, which assistance shall include, but shall not be limited to, the execution of all documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

11.      CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of Section 28OG of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 28OG of the Code. Anything in this Agreement to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for federal income tax purposes because of Section 28OG of the Code. then the aggregate present value of Payments, which are not Agreement Payments, shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 28OG of the Code. For purposes of this Section 11, present value shall be determined in accordance with Section 28OG(d)(4) of the Code. All determinations required to be made under this Section 11 shall be made by the Company's independent certified public accountant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Agreement Payments (or, at the election of the Executive, other Payments) shall be eliminated or reduced consistent with the requirements of this Section 11 provided, that if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 11 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement. As a result of the uncertainty in the application of Section 28OG of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company, together with interest at the applicable federal rate provided for in Section 7872(E)(2) of the Code;
provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in
Section 7872(f(2) of the Code.

12.      EXECUTIVE'S NON-COMPETITION OBLIGATION.

         12.1 (a) Until the Date of Termination, the Executive shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company or any of its Affiliates is presently or from time to time during the Employment Period conducting business, invest or engage, directly or indirectly, in any business which is competitive with that of the Company or accept employment with or render services to such a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his employer; provided, however, that the beneficial ownership by the Executive of up to three percent of the Voting- Stock of any corporation subject to the periodic reporting requirements of the Exchange Act shall not violate this Section 12.1
(a).

         (b) In addition to the other obligations agreed to by the Executive in this Agreement, the Executive agrees that until the Date of Termination, he shall not at any time, directly or indirectly, (i) induce, entice or solicit any employee of the Company to leave his employment, (ii) contact, communicate or solicit any customer or acquisition prospect of the Company derived from any customer list, customer lead, mail, printed matter or other information secured from the Company or its present or past employees or (iii) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or other information of the Company relating thereto.

         12.2 (a) If this Agreement is terminated either by the Company for Cause or by the Executive for any reason other than Good Reason, then for a period of three years following the Date of Termination the Executive shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company or any of its Affiliates is presently or at the Date of Termination conducting, business, invest or engage, directly or indirectly, in any business which is competitive with that of the Company as of the Date of Termination or accept employment with or render services to such a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his employer; provided, however, that the beneficial ownership by the Executive of up to three percent of the Voting Stock of any corporation subject to the periodic reporting requirements of the Exchange Act shall not violate this Section 12.2(a).

         (b) In addition to the other obligations agreed to by the Executive in this Agreement, the Executive agrees that if this Agreement is terminated either by the Company for Cause or by the Executive for any reason other than Good Reason, then for a period of three years following, the Date of Termination, he shall not at any time, directly or indirectly, (i) induce, entice or solicit any employee of the Company, to leave his employment, (ii) contact, communicate or solicit any customer or acquisition prospect of the Company derived from any customer list, customer lead, mail, printed matter or other information secured from the Company or its present or past employees or (iii) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or other information of the Company relating thereto.

         12.3 (a) If this Agreement is terminated either by the Executive for Good Reason or by the Company Without Cause, provided that no Change in Control of the Company has occurred during, the two-year period preceding the Date of Termination then during the balance of the Employment Period or the 12-month period commencing on the Date of Termination, whichever is longer, the Executive shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company or any of its Affiliates is presently or at the Date of Termination conducting business, invest or engage, directly or indirectly, in any business which is competitive with that of the Company as of the Date of Termination or accept employment with or render services to such a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his employer; provided, however, that the beneficial ownership by the Executive of up to three percent of the Voting Stock of any corporation subject to the periodic reporting, requirements of the Exchange Act shall not violate this Section 12.3(a).

         (b) In addition to the other obligations agreed to by the Executive in this Agreement, the Executive agrees that if this Agreement is terminated either by Executive for Good Reason or by the Company Without Cause, provided that no Change in Control of the Company has occurred during the two year period preceding the Date of Termination then during the balance of the Employment Period or the 12-month period commencing on the Date of Termination, whichever is longer, he shall not at any time, directly or indirectly (i) induce. entice or solicit any employee of the Company to leave his employment, (ii) contact, communicate or solicit any customer or acquisition prospect of the Company derived from any customer list, customer lead, mail, printed matter or other information secured from the Company or its present or past employees or (iii) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or other information of the Company relating thereto.

         12.4 If this Agreement is terminated (a) either by the Executive for Good Reason or by the Company Without Cause and (b) a Chance in Control of the Company has occurred during the two-year period preceding the Date of Termination, or if this Agreement is terminated as a result of the Executive's Disability, then the Executive shall not be subject to any noncompetition obligation.

13.      MISCELLANEOUS.

         13.1 Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows (provided that notice of chance of address shall be deemed given only when received):

If to the Company to:

         Allied Waste Industries, Inc.
         15880 North Greenway Hayden Loop, Suite 100
         Scottsdale, Arizona 85260

If to the Executive to:

         Michael G. Hannon
         12285 North 102nd Street
         Scottsdale, Arizona   85260

or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 13.1.

         13.2 Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any party.

         13.3 Assignment. This Agreement shall be binding, upon and inure to the benefit of the Company, its successors, legal representatives and assigns, and upon the Executive, his heirs, executors, administrators, representatives and assigns; provided, however, the Executive agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Company.

         13.4 Entire Agreement, No Oral Amendments. This Agreement, together with any exhibit attached hereto and any document, policy, rule or regulation referred to herein, replaces and merges all previous agreements and discussions relating to the same or similar subject matter between the Executive and the Company and constitutes the entire agreement between the Executive and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

         13.5 Enforceability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         13.6 Jurisdiction, Venue. The laws of the State of Arizona shall govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and the Company and the Executive agree that the courts situated in Maricopa County, Arizona shall have personal jurisdiction over the Company and the Executive to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Maricopa County, Arizona, and as such, the Company and the Executive agree that venue shall be proper with the courts in Maricopa County, Arizona to hear such disputes. In the event either the Company or the Executive is not able to effect service of process upon the other party hereto with respect to such disputes, the Company and the Executive expressly agree that the Secretary of State for the State of Arizona shall be an agent of the Company and/or the Executive to receive service of process on behalf of the Company and/or the Executive with respect to such disputes.

         13.7 Injunctive Relief. The Company and the Executive agree that a breach of any term of this Agreement by the Executive would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Executive's duties or responsibilities hereunder.

         IN WITNESS WHEREOF, the undersigned, intending to be early bound, have executed this Agreement as of the date first written above.

                                    ALLIED WASTE INDUSTRIES, INC.



                                    By /S/ THOMAS H. VAN WEELDEN
                                    ------------------------------
                                    Its:      PRESIDENT



                                    EXECUTIVE


                                    /S/ MICHAEL G. HANNON
                                    ----------------------------------
                                        MICHAEL G. HANNON



                           SCHEDULE A JOB DESCRIPTION